Contact : James Leahy

                                                                 Al Petrie
                                                                 504-566-6478






                         BURLINGTON RESOURCES ANNOUNCES
                        THE COMPLETION OF ITS MERGER WITH
                   THE LOUISIANA LAND AND EXPLORATION COMPANY


         Houston, Texas, October 22, 1997 - Burlington Resources Inc. (NYSE-BR) announced the completion of its merger with The Louisiana Land and Exploration Company (LL&E). Each company's shareholders overwhelmingly approved the transaction at separate meetings today. Bobby Shackouls, Chairman, President and Chief Executive Officer of BR stated, "The new Burlington Resources has everything necessary to lead its peers worldwide. We have worked hard to produce a seamless integration between these two great companies and we will hit the ground running."












                           FORWARD LOOKING STATEMENTS

This press release contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.


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